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Exhibit 23.3

CONSENT OF HOULIHAN SMITH & COMPANY, INC.

        We hereby consent to the inclusion of references to our fairness opinion as of April 23, 2008 and fairness opinion bring down as of September 5, 2008, in the proxy/statement prospectus which is part of the registration statement on Form S-4 of Granahan McCourt Acquisition Corp. ("GMAC") to be filed on our about September 30, 2008 , and to references to our firm's name therein. We further consent to the filing of this letter as an exhibit to GMAC's registration statement on Form S-4.

HOULIHAN SMITH & COMPANY, INC.

September 24, 2008

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  Exhibit 23.3